                                   EXHIBIT A




          Transactions by Tennenbaum & Co., LLC in Common Stock of Mission West Properties since July 26, 1996

                   NUMBER OF
                   ---------
                    SHARES
                    ------
      DATE         PURCHASED      PRICE PER SHARE       COST
      ----         ---------      ---------------    ----------
July 30, 1996        1,000             $7-7/8        $ 7,925.00
                     1,000              7-3/4          7,800.00
July 31, 1996        3,000              7-7/8         23,400.00


TOTAL                5,000                           $39,125.00

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